UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 6, 2011

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas		77067
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) (the “Amendment”) amends and supplements the Current Report on Form 8-K we filed with the Securities and Exchange Commission on May 12, 2011. The sole purpose of this Amendment is to disclose our decision regarding how frequently we will conduct future advisory votes on executive compensation paid to our named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) On May 6, 2011, we held our 2011 Annual Meeting of Stockholders. At the Annual Meeting, our stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of an advisory vote on executive compensation. As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year. In consideration of the stockholder vote, our Board of Directors has determined to hold the stockholder advisory vote on executive compensation on an annual basis until the next required advisory vote on the frequency of future advisory votes on executive compensation or until the Board of Directors determines otherwise. We are required to hold advisory votes on the frequency of future advisory votes on executive compensation every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

Dated: November 23, 2011	By:	/s/ Jeffrey W. Carr
Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary